SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 4, 2008

ALLIANCE DATA SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-15749	31-1429215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17655 WATERVIEW PARKWAY

DALLAS, TEXAS 75252

(Address and Zip Code of principal executive offices)

(972) 348-5100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On December 4, 2008, LoyaltyOne, Inc., a wholly owned subsidiary of Alliance Data Systems Corporation (“Alliance Data”), entered into a comprehensive restatement to replace its existing agreement with Bank of Montreal (“BMO”) as a sponsor in its AIR MILES(R) Reward Program (the “Agreement”). BMO has participated as an AIR MILES Reward Program sponsor continuously since the launch of the AIR MILES Reward Program in 1992. The AIR MILES Reward Program is a full service outsourced loyalty program for sponsors, who pay a fee per AIR MILES reward mile issued, for which Alliance Data provides marketing, customer service and rewards and redemption management.

Pursuant to the terms and conditions of the Agreement, Alliance Data licenses BMO to issue AIR MILES reward miles in connection with the provision by BMO of financial services and products, such as credit cards and banking plans governing the operation of checking and savings accounts, to its customers in Canada who are enrolled in the AIR MILES Reward Program as collectors. BMO enjoys the exclusive right to issue AIR MILES reward miles in relation to banking services and limited exclusivity in relation to credit card products. Except as otherwise provided, the Agreement automatically renews at five-year intervals.

The Agreement specifies the number of AIR MILES reward miles that BMO is required to issue in connection with provision of particular financial products and services. Pursuant to the terms and conditions of the Agreement, BMO pays Alliance Data a fee for each AIR MILES reward mile that BMO issues when the AIR MILES reward mile is issued.

The Agreement requires Alliance Data to promote BMO’s participation in the AIR MILES Reward Program by advertising BMO’s products and services in printed and electronic promotional materials distributed to AIR MILES Reward Program collectors. The Agreement requires BMO to support the AIR MILES Reward Program through BMO’s participation in AIR MILES Reward Program marketing initiatives and to promote its participation in the AIR MILES Reward Program through BMO’s independent marketing efforts. As an AIR MILES Reward Program sponsor, BMO is entitled to access to collector name and address information maintained by Alliance Data for the purpose of marketing its financial products and services to collectors and to display the AIR MILES trademarks in its promotional materials.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Bank of Montreal also acts as the administrative agent, co-lead arranger, sole bookrunner and a lender under ADSC’s $750.0 million revolving credit facility dated September 29, 2006, as amended.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Program Participation Agreement, dated as of November 1, 2008, by and between LoyaltyOne, Inc. and Bank of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: December 5, 2008	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Program Participation Agreement, dated as of November 1, 2008, by and between LoyaltyOne, Inc. and Bank of Montreal.